Exhibit 99.1

CONTINENTAL MATERIALS CORPORATION

REPORTS IT WILL RESTATE SEGMENT INFORMATION FOR PRIOR YEARS

CHICAGO, JUNE 19 — Continental Materials Corporation (AMEX; CUO) today announced that it has requested an additional extension of time from the American Stock Exchange (“AMEX” or “Exchange”) to file its Annual Report on Form 10-K for its fiscal year ended December 31, 2005 and its Quarterly Report on Form 10-Q for the quarter ended April 1, 2006 with the Securities and Exchange Commission. As previously reported, the Company is not in compliance with Sections 134 and 1101 of the AMEX Company Guide, specifically related to the Company’s failure to file these two reports. The Company requested an extension to June 30, 2006 to file its Form 10-K and to July 14, 2006 to file its Form 10-Q. The Exchange may, in its sole discretion, initiate delisting proceedings if it denies the extension or determines that the Company is not making progress consistent with the Company’s plan. Until the Company is current with its SEC filing requirements, its shares will be identified with an “LF” indicator on the Exchange’s consolidated tape.

The Company has requested this additional time to file its Form 10-K in order to complete the restatement of segment information related to 2004 and 2003 appearing in the notes to the financial statements and to revise the related sections of Management’s Discussion and Analysis. This restatement is the result of management’s determination that its segment disclosure did not comply with Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information” (SFAS 131). The Company’s lack of a process to evaluate all relevant information specified in SFAS 131, including internal management reporting, changes in economic characteristics and other factors is considered a material weakness as defined under standards established by the Public Company Accounting Oversight Board. The Company expects to file both reports within the additional time requested from the Exchange.

Continental Materials Corporation is headquartered in Chicago, Illinois and operates through subsidiaries primarily in two industry groups, HVAC and Construction Products. The four reportable segments within its two industry groups are the Heating and Cooling segment and the Evaporative Cooling segment in the HVAC industry group and the Concrete, Aggregates and Construction Supplies segment and the Door segment in the Construction Products industry group. Heating and Cooling equipment is manufactured by Williams Furnace Co. at its Colton, California facility. Evaporative Cooling equipment is manufactured by Phoenix Manufacturing, Inc. at their Phoenix, Arizona facility. Operations of these two segments were previously combined and reported as the Heating and Air Conditioning segment. Sales are throughout North America, but are concentrated in the southwestern United States. Concrete, Aggregates and Construction Supplies are offered from numerous locations along the Front Range of Colorado. Doors are fabricated in Colorado Springs and Pueblo, Colorado and are sold along with the related hardware to customers primarily in Colorado although sales are made throughout the United States. The operations of these two segments were previously combined and reported as the Construction Materials segment.

The Company does not anticipate that the change in its reported segments will have any affect upon the Company’s consolidated results of operations, cash flows or financial condition in any reported period including the 2005 unaudited financial information presented in its March 31, 2006 press release and the unaudited financial information for the quarter ended April 1, 2006 presented in its May 16, 2006 press release.

CAUTIONARY STATEMENT— Statements in this document that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. It is important to note that many factors could cause actual results to differ materially from those projected in such forward-looking statements, including the Company’s ability to obtain the required opinions and consents in time to meet the filing deadlines set forth by the AMEX, the expectation that there will be no revision to the consolidated results of any reported period and the ability of the Company to obtain an additional extension from the AMEX. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Many of the factors that will determine these results and values are beyond the Company’s ability to control or predict, including, but not limited to, obtaining the requisite consents from the Company’s current and former auditors. Shareholders are cautioned not to put undue reliance on forward-looking statements. In addition, the Company does not have any intention or obligation to update forward-looking statements after the date hereof, even if new information, future events, or other circumstances have made them incorrect or misleading.